EMPLOYMENT AGREEMENT
                              --------------------


         This Employment Agreement (the "Agreement") is made this 19th day of March, 1997 by and between EMPLOYEE SOLUTIONS, INC., an Arizona corporation (the "Company"), and ROY A. FLEGENHEIMER ("Employee").

                                    RECITALS
                                    --------

         A. The Company wishes to employ Employee, and Employee wishes to be employed by the Company.

         B. The parties wish to set forth in this Agreement the terms and conditions of such employment.

         C. The Compensation Committee of the Company's Board of Directors has considered (and requested certain changes to previous drafts of) the form of this Agreement prior to and at meetings held on February 18, 1997 and March 18, 1997, and has unanimously approved this form of the Agreement following completion of such review and revision process.

                                   AGREEMENTS
                                   ----------

         In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Employment. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve in an executive capacity and Employee accepts such employment and agrees to dedicate all of his business time and effort to Company business and perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company's Chief Executive Officer, President and/or Board of Directors (the "Board"). Employee's title shall be Chief Operating Officer, with responsibility for the Company's operational affairs and related functions and such executive responsibilities as may be assigned from time to time by, and subject to the direction of, the Board, the Chief Executive Officer and/or the President. Employee shall report directly to the Chief Executive Officer. Subject to Sections 7.f and 8, such title and duties may be changed from time to time by the Board, so long as Employee is maintained in an executive capacity throughout the term of his employment.


                  2. Term. The employment of Employee by the Company pursuant to this Agreement shall commence on the date hereof and continue until terminated as provided elsewhere herein.

                  3. Compensation.

                           a. Salary.  The initial annual base salary payable to
Employee shall be $185,000. The base salary shall be reviewed at least annually and may be increased from time to time in accordance with the Company's policies and practices regarding periodic review and adjustment of executive compensation.

                           b.  Incentive  Plan.  The Company may  establish  and
implement an incentive compensation system which will provide additional incentive payments to Employee based upon his performance and the performance of the Company.

                  4. Fringe Benefits. In addition to the options for shares of the Company's Common Stock available to Employee under the same terms as those available to Company employees, and any other employee benefit plans generally available to Company employees, the Company shall include Employee (and Employee's dependents) in any group medical insurance plan maintained for the employees of the Company at the Company's expense. The manner of implementation of such benefits with respect to such items as procedures and amounts is discretionary with the Company but shall be commensurate with Employee's executive status and shall include medical, dental and hospital coverage for Employee and Employee's dependents who are eligible under the applicable plans. The Company shall also pay Employee $5,000 per year (payable at the beginning of each year of employment) for individual purchase by Employee of supplemental insurance products or for use in such other manner as Employee sees fit.

                  5. Vacation. Employee shall be entitled to vacation with pay in keeping with Employee's established vacation practices, but in no event less than four weeks per calendar year. In addition, Employee shall be entitled to such holidays as the Company may approve for its executive personnel.

                  6. Expense Reimbursement. In addition to the compensation and benefits provided above, the Company shall pay all reasonable expenses of Employee incurred in connection with the performance of Employee's duties and responsibilities to the Company pursuant to this Agreement, upon submission of appropriate vouchers and supporting documentation in accordance with the Company's usual and ordinary practices, provided that such expenses are reasonable and necessary business expenses of the Company. The Company shall pay Employee's reasonable cellular telephone expenses that are related to Company business. The Company further shall pay Employee a $700 per month allowance for automobile expense (provided that such amount may be used by Employee in such manner as Employee sees fit).

                  7. Termination. This Agreement may be terminated in the manner provided below:

                           a. For Cause.  The Company may  terminate  Employee's
employment by the Company, for cause, upon written notice to the Employee stating the facts constituting such cause, provided that Employee shall have 20 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, the Company shall be obligated to pay the Employee only the base salary due him through the date of termination. Cause shall include willful and persistent failure to abide by instructions or policies from or set by the Board of Directors, wilful and persistent failure to attend to material duties or obligations imposed under this Agreement, or commission of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same.

                           b.  Without  Cause.  The  Chairman or the Company may
terminate Employee's employment by the Company at any time, without cause, by giving 90 days written notice to the Employee. If the Company terminates under this Section 7.b, it shall pay to Employee an amount equal to 12 months base salary, payable monthly, less applicable withholdings; and shall continue coverage of Employee and Employee's dependents under its medical plans and other benefit arrangements for 12 months or until Employee secures other employment (unless continuation of coverage under such plans is unfeasible, in which event the Company will provide substantially similar benefits). The two 12-month periods mentioned above each shall be extended to 24 months in the event termination pursuant to this Section 7.b occurs within two years of the date of this Agreement.

                           c.  Disability.  If Employee  experiences a permanent
disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the Company shall have the right to terminate this Agreement without further obligation hereunder except for any bonus amount payable in accordance with the next sentence and any amounts payable pursuant to disability plans generally applicable to executive employees. Within 90 days after the end of the fiscal year in which termination pursuant to this Section 7.c occurs, so long as Employee is in full compliance with this Agreement, Employee shall be entitled to receive an incentive compensation payment (calculated and payable in the manner referred to in Section 3.b), if any, based upon the Company's financial performance for such fiscal year, which shall be prorated to the extent that Employees employment during such fiscal year was for a period of less than the full year.

                           d. Death.  If Employee  dies,  this  Agreement  shall
terminate immediately, and Employee's legal representative shall be entitled to receive the base salary due to Employee through the 60th day from the date on which his death shall have occurred and any other death benefits generally applicable to executive employees. In addition, Employee's legal representative shall be entitled to receive, at the end of the first quarter of the year following the fiscal year in which such death shall have occurred, an incentive compensation payment (calculated and payable in the manner referred to in Section 3.b), if any, based upon the Company's financial performance for such fiscal year, which shall be prorated to the extent that Employee's employment during such fiscal year was for a period of less than the full year.

                           e.  Resignation  Without  Good  Reason.  Employee may
resign at any time by giving 90 days written notice to the Company, in which event Employee shall be entitled to receive only the base salary due him through the date of termination plus any other vested rights under employee stock options (pursuant to the terms of such options) or other employee benefit plans.

                           f.  Resignation for Good Reason.  Employee may resign
at any time for Good

Reason (as defined in Section 8.c), in which event Employee shall be entitled to payments and benefits to the same extent and payable in the same manner as if Employee was terminated without cause as described in Section 7.b above.

                  8 Change in Control.

                           a. Severance Benefits.  Notwithstanding  Section 7.b.
or 7.f above, if Employee's employment with the Company terminates within 12 months after a Change in Control (as defined in Section 8.b below), Employee shall be entitled to the severance benefits provided in Section 8.e unless such termination is in accordance with Section 7.a, 7.c, 7.d or 7.e above, in which case such other section shall apply. Any amount paid pursuant to Section 8 shall be in lieu of any payment otherwise due under Section 7.b or 7.f.

                           b.  "Change  in  Control"  shall  be  deemed  to have
occurred if (i) any "person" (as such term is used in Paragraphs 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

                           c. "Good  Reason"  shall mean,  for  purposes of this
Agreement, (i) without Employee's express written consent, a reduction of Employee's compensation or the assignment to Employee of duties inconsistent with Employee's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a demotion or a change in titles or offices as in effect immediately prior to a Change in Control (except in connection with termination of Employee's employment in compliance with Section 7.a, 7.c, 7.d or 7.e above); (ii) a material breach by the Company of any of its obligations hereunder which (if curable) is not cured by the Company within 20 days after written notice thereof; or (iii) without Employee's express written consent, relocation of the site of Employee's duties to a location outside the Phoenix, Arizona metropolitan area, or a requirement that Employee average more than 10 business days outside of the Phoenix, Arizona metropolitan area per month.

                           d. "Voting  Securities"  shall mean any securities of
the Company which vote generally in the election of directors.

                           e.  Amount of  Benefit.  If  Employee  is entitled to
severance benefits under Section 8.a, the amount of such benefit shall equal (i) a lump-sum payment equal to 2.99 times the "Base Amount" (as such term is defined in Section 280G of the Internal Revenue Code of 1986) applicable to Employee, whether or not the provisions of Section 280G actually apply to the payment; (ii) a continuation of medical coverage and other benefits in the manner contemplated in Section 7.b above; and (iii) such other benefits to which the Employee is entitled under the Company's benefits plans and policies as in effect immediately prior to the Change in Control with respect to terminated Employees.

                  9. Return of the Company's Materials. Upon the termination of this Agreement, Employee shall promptly return to the Company all files, credit cards, keys, instruments, equipment, and other materials owned or provided by the Company.

                  10. Insurance. The Company shall use commercially reasonable efforts to carry director's and officer's professional liability insurance coverage for Employee while in the performance of Employee's duties hereunder in an amount of at least $10,000,000.

                  11. Nondelegability of Employee's Rights and Company Assignment Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned, or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. The Company may transfer its obligations hereunder to a subsidiary, affiliate or successor.

                  12. Notices. All notices, demands and communications required by this Agreement shall be in writing and shall be deemed to have been given for all purposes when sent to the respective addresses set forth below, (i) upon personal delivery, (ii) one day after being sent, when sent by overnight courier service to and from locations within the continental United States, (iii) three days after posting when sent by registered, certified, or regular United States mail, with postage prepaid and return receipt requested, or (iv) on the date of transmission when sent by confirmed facsimile.

                  If to the Company:           Employee Solutions, Inc.
                                               2929 East Camelback Road
                                               Suite 220
                                               Phoenix Arizona 85016
                                               Attn:  Marvin D. Brody
                                               Chief Executive Officer

                  If to Employee:              Roy A. Flegenheimer

                                               10425 N. 55 Place
                                               Scottsdale, Arizona
                                               85253

(Or when sent to such other address as any party shall specify by written notice so given.)

                  13. Entire Agreement. This Agreement, together with the Indemnification Agreement dated November 21, 1996 and agreements evidencing stock options grants issued to Employee from time to time (the "Other Agreements") constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein (including all prior written employment agreements and arrangements, if any), except as provided in the Other Agreements. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement or the Other Agreements shall be given no force or effect. Except as provided in the Other Agreements, the parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

                  14. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

                  15. Invalidity of Any Provision. The provision of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

                  16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona exclusive of the conflict of law provisions thereof. The parties agree that in the event of litigation, venue shall lie exclusively in Maricopa County, Arizona.

                  17. Headings; Construction. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against any party.

                  18. Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Delivery by any party of a facsimile signature to the other parties to this Agreement shall constitute effective delivery by said party of an original counterpart signature to this Agreement.

                  19. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  20. Binding Effect on Marital Community. Employee represents and warrants to the Company that he has the power to bind his marital community (if any) to all terms and provisions of this agreement by his execution hereof.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement and caused the same to be duly delivered on its behalf as of the date first above written.

                                        EMPLOYEE SOLUTIONS, INC.,
                                        an Arizona corporation


                                        By
                                             Marvin D. Brody, Chief Executive
                                             Officer

                                                                       "COMPANY"



                                             Roy A. Flegenheimer

                                             "EMPLOYEE"